EXHIBIT 1


                             ABN AMRO HOLDING N.V.
                (a Netherlands public limited liability company)

                               ABN AMRO BANK N.V.
                (a Netherlands public limited liability company)

                     ABN AMRO NORTH AMERICA HOLDING COMPANY

                              LASALLE FUNDING LLC
                     (a Delaware limited liability company)

                            LASALLE BANK CORPORATION
                            (a Delaware corporation)

                        ABN AMRO CAPITAL FUNDING LLC VI
                     (a Delaware limited liability company)

                       ABN AMRO CAPITAL FUNDING TRUST VI
                          (a Delaware statutory trust)

           6.25% NONCUMULATIVE GUARANTEED TRUST PREFERRED SECURITIES





                             UNDERWRITING AGREEMENT





                           DATED: September 25, 2003



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                               TABLE OF CONTENTS

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Section 1.   Representations and Warranties by the ABN AMRO Parties............4

Section 2.   Sale and Delivery to Underwriters, Closing.......................11

Section 3.   Covenants of the ABN AMRO Parties................................13

Section 4.   Offering by Underwriters.........................................16

Section 5.   Payment of Expenses..............................................16

Section 6.   Conditions of Underwriters' Obligations..........................17

Section 7.   Indemnification..................................................24

Section 8.   Contribution.....................................................28

Section 9.   Representations, Warranties and Agreements to Survive Delivery...29

Section 10.  Termination of Agreement.........................................29

Section 11.  Default by One or More of the Underwriters.......................30

Section 12.  Notices..........................................................31

Section 13.  Parties..........................................................31

Section 14.  Governing Law and Jurisdiction...................................32

Section 15.  Effect of Headings...............................................33

Schedule A:  Names of Underwriters and Number of Trust
             Preferred Securities to be Purchased...........................SA-1
Schedule B:  Initial Public Offering Price and Underwriters
             Commission.....................................................SB-1

Exhibit A:   Form of Netherlands Counsel Opinion.............................A-1
Exhibit B:   Form of U.S. Counsel Opinion....................................B-1
Exhibit C:   Form of TIA Trustees' Counsel Opinion...........................C-1


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                       ABN AMRO Capital Funding Trust VI
                          (a Delaware statutory trust)


           6.25% Noncumulative Guaranteed Trust Preferred Securities
            (Liquidation Amount of $25 per Trust Preferred Security)
                      guaranteed by ABN AMRO Holding N.V.


                             UNDERWRITING AGREEMENT


                               September 25, 2003


ABN AMRO Incorporated
ABN AMRO Financial Services, Inc.
    c/o ABN AMRO Incorporated
    55 E. 52nd Street
    New York, New York 10055
    As Representatives of the Several Underwriters named in Schedule A hereto


Ladies and Gentlemen:

         ABN AMRO Capital Funding Trust VI (the "Trust"), a statutory trust organized under the Delaware Statutory Trust Act (the "Delaware Trust Act") (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss.3801 et seq.), ABN AMRO Capital Funding LLC VI (the "LLC"), a limited liability company organized under the Limited Liability Company Act (the "Delaware LLC Act") of the State of Delaware (Chapter 18, Title 6, of the Delaware Code, 6 Del. C. ss.ss. 18-101 et seq.), ABN AMRO Holding N.V., a Netherlands public limited liability company (the "Guarantor"), ABN AMRO Bank N.V., a Netherlands public limited liability company (the "Bank"), LaSalle Funding LLC, a Delaware limited liability company ("LaSalle Funding"), LaSalle Bank Corporation, a Delaware corporation ("LaSalle Bank"), and ABN AMRO North America Holding Company ("AANAH" and together with the Guarantor, the Trust, the Bank and the LLC, the "ABN AMRO Parties"), confirm their agreement (the "Agreement") with ABN AMRO Incorporated, ABN AMRO Financial Services, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as


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hereinafter provided in Section 11 hereof), for whom ABN AMRO Incorporated and
ABN AMRO Financial Services, Inc. are acting as representatives (in such capacity, hereinafter referred to as the "Representatives"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 6.25% Noncumulative Guaranteed Trust Preferred Securities (liquidation preference $25 per trust preferred security), representing preferred undivided beneficial ownership interests in the assets of the Trust (the "Trust Preferred Securities"), set forth in Schedule A. AANAH will initially own all the common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust. The Trust Preferred Securities and the Trust Common Securities will be issued pursuant to an amended and restated trust agreement (the "Trust Agreement") of the Trust, to be dated as of September 30, 2003, among the Guarantor, LaSalle Funding, as sponsor, the regular trustees named therein (the "Regular Trustees"), BNY Midwest Trust Company, as institutional trustee (the "Property Trustee"), and The Bank of New York (Delaware), a Delaware corporation, as Delaware trustee (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Issuer Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities will be guaranteed by the Guarantor, to the extent set forth in the Trust Securities Guarantee Agreement (the "Trust Guarantee"), to be dated as of September 30, 2003, among the Guarantor, the Underwriters and AANAH, as initial holders, and BNY Midwest Trust Company, as trustee (the "Guarantee Trustee", and together with the Guarantee Trustee under the LLC Guarantee, as defined below, and the Guarantee Trustee under the Contingent Guarantee, as defined below, the "Guarantee Trustees") with respect to distributions and payments upon liquidation and redemption and otherwise pursuant to the Trust Guarantee.

         The proceeds from the sale of the Trust Securities will be used by the Trust to purchase 6.25% Noncumulative Guaranteed LLC Preferred Securities ("LLC Preferred Securities"), representing ownership interests in the LLC. All of the common securities of the LLC (the "LLC Common Securities") will be initially owned by AANAH. The LLC Preferred Securities will be issued pursuant to an amended and restated Limited Liability Company Agreement to be dated as of September 30, 2003 (the "LLC Agreement") among AANAH, as initial holder of the LLC Common Securities, the Trust, as initial holder of the LLC Preferred Securities, and BNY Midwest Trust Company, as trustee (the "LLC Trustee", and, together with the Property Trustee, the Delaware Trustee and the Guarantee Trustees, the "TIA Trustees") for purposes of compliance under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and will be guaranteed by the Guarantor, to the extent set forth in the LLC Preferred Securities Guarantee Agreement (the "LLC Guarantee", and, together with the


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Trust Guarantee, the "Guarantees") to be dated as of September 30, 2003 among the Guarantor, the Property Trustee and the Guarantee Trustee, as trustee, with respect to distributions and payments upon liquidation and redemption and otherwise pursuant to the LLC Guarantee. In addition, the Guarantor will agree in a contingent guarantee agreement to be dated as of September 30, 2003 among the Guarantor, the LLC, and the Guarantee Trustee (the "Contingent Guarantee") to pay to the LLC the amounts payable under the LLC Guarantee, to the extent such amounts have been claimed but remain unpaid, plus accrued interest. The Trust Preferred Securities, the LLC Preferred Securities, the Perpetual Non-Cumulative Capital Securities, as defined below, and the related Guarantees, are referred to herein as the "Offered Securities."

         The LLC will use the proceeds from the sale of the LLC Preferred Securities to acquire, among other things, fixed income securities issued by the Bank (the "Initial Intercompany Securities"). In the case of a Regulatory Event (as defined in the Prospectus), the Trust Preferred Securities will be exchanged for perpetual, non-cumulative capital securities of the Bank (the "Perpetual Non-Cumulative Capital Securities").

         The ABN AMRO Parties (other than AANAH) have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (file No. 333-104778) to register under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of (i) the Trust Preferred Securities,
(ii) the LLC Preferred Securities and (iii) the Guarantees and the Contingent Guarantee.

         The ABN AMRO Parties understand that the Underwriters propose to make an offering of the Offered Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The ABN AMRO Parties further understand that no Offered Securities will be offered by the Underwriters in The Netherlands other than in accordance with the provisions of
Article 3 of the Act of Supervision of Securities Trade 1995.

         The ABN AMRO Parties (other than AANAH) have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (in the form so filed or transmitted for filing, the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The term "Registration Statement" means the registration statement, as amended to the date of this Agreement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together


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with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         Section 1. Representations and Warranties by the ABN AMRO Parties. The ABN AMRO Parties represent and warrant jointly and severally to each Underwriter as of the date hereof, and as of the Closing Time referred to in
Section 2(c) hereof, and, if applicable, as of each Date of Delivery (as defined below) as follows:

         (a) Compliance with Registration Requirements. The Registration Statement has been filed on an appropriate form under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the ABN AMRO Parties, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, and, if applicable, as of each Date of Delivery, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the


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Prospectus or any such amendment or supplement was issued or at the Closing
Time, and at each Date of Delivery, if any, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the ABN AMRO Parties in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

         The Basic Prospectus and preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

         (b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, and at each Date of Delivery, if any, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (d) Good Standing of the ABN AMRO Parties. Each of the ABN AMRO Parties and their subsidiaries has been duly incorporated under the laws of The Netherlands, or other jurisdiction of incorporation, as the case may be (except to the extent that the failure to be duly incorporated would not have a material adverse effect on the ABN AMRO Parties and their subsidiaries, taken as a whole), the Trust has been duly created as a statutory trust under the Delaware Trust Act and the LLC has been duly formed as a limited liability company under the Delaware LLC Act. Each of the ABN AMRO Parties and their subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction (where such concept is legally relevant), is duly qualified to do business and in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective


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businesses (except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the ABN AMRO Parties and their subsidiaries, taken as a whole). The LLC is and will be treated as a consolidated subsidiary of AANAH pursuant to Dutch generally accepted accounting principles. The Trust is and will be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes.

         Each ABN AMRO Party has the power and authority necessary to own or hold its respective properties, to enter into and perform its respective obligations under the Transaction Documents (as defined below) to which it is a party and to conduct the businesses in which it is engaged, as described in the Prospectus. Neither the Trust nor the LLC is a party to or otherwise bound by any agreement other than the Transaction Documents.

         (e) Authorization of Agreement. At the Closing Time, this Agreement will have been duly authorized by each of the ABN AMRO Parties. This Agreement has been duly executed and delivered (if applicable under applicable law) by each of the ABN AMRO Parties.

         (f) Absence of Defaults and Conflicts; Absence of Further Requirements. None of the ABN AMRO Parties nor any of their subsidiaries is in violation of the constituent documents, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the ABN AMRO Parties or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of any of the ABN AMRO Parties or any of their subsidiaries is subject, except for such defaults that would not be material to the ABN AMRO Parties and their subsidiaries, taken as a whole. The execution, delivery (if applicable under applicable law) and performance of this Agreement, the Trust Agreement, the LLC Agreement, the Guarantees, the Contingent Guarantee, the Initial Intercompany Securities, the Perpetual Non-Cumulative Capital Securities and the Services Agreement to be dated as of September 30, 2003 among LaSalle Bank, the Guarantor, the Trust and the LLC (the "Services Agreement" and, together with the Trust Agreement, the LLC Agreement, the Guarantees, the Contingent Guarantee and the Initial Intercompany Securities, the "Transaction Documents") by AANAH, LaSalle Bank, LaSalle Funding, the Bank, the Guarantor, the Trust or the LLC, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the ABN AMRO Parties or any of their subsidiaries is a party or by which any of the ABN


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AMRO Parties or any of their subsidiaries is bound or to which any of the property or assets of the ABN AMRO Parties or any of their subsidiaries is subject, nor will such actions result in any violation of the provisions of the constituent documents, the charter, bylaws, Trust Agreement, Certificate of Trust, LLC Agreement or Certificate of Formation, as the case may be, of any of the ABN AMRO Parties or any of their subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the ABN AMRO Parties or any of their subsidiaries or any of their properties or assets, the effect of which breach, violation or default would be material to the ABN AMRO Parties and their subsidiaries taken as a whole; and, except such as have been obtained or required under the 1933 Act or the 1933 Act Regulations, 1934 Act or the 1934 Act Regulations or state securities laws and the qualification of the Trust Agreement, the LLC Agreement, the Guarantees and the Contingent Guarantee under the 1939 Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body in The Netherlands or the United States is required in connection with the offering, issuance, and sale of the Offered Securities or the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance by the ABN AMRO Parties of the Transaction Documents.

         (g) Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the ABN AMRO Parties and their subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by any of the ABN AMRO Parties or any of their subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the ABN AMRO Parties and their subsidiaries considered as a whole and (c) except for regular dividends on ordinary shares or preferred or preference shares, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by any of the ABN AMRO Parties on any class of capital stock.

         (h) Investment Company Act. None of the ABN AMRO Parties is, nor after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds therefrom as described in the forepart of this Agreement and in the Prospectus, will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (i) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge


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of any of the ABN AMRO Parties, threatened against or affecting any of the ABN
AMRO Parties or any of their subsidiaries that is required to be disclosed in the Prospectus or that would result in any material adverse change in the consolidated financial position, stockholders' equity or results of operations of the ABN AMRO Parties and their subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the properties or assets of any of the ABN AMRO Parties or any of their subsidiaries, or that could adversely affect the consummation of the transactions contemplated in this Agreement or the performance by each of the ABN AMRO Parties of its obligations hereunder.

         (j) Authorization of Trust Agreement. The Trust Agreement has been duly authorized by LaSalle Funding and, at the Closing Time, will have been executed and delivered by LaSalle Funding, as sponsor, and, assuming due authorization, execution and delivery of the Trust Agreement by the Issuer Trustees, the Trust Agreement will, at the Closing Time, and at each Date of Delivery, if any, be a valid and binding obligation of LaSalle Funding enforceable against LaSalle Funding in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except to the extent that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "Bankruptcy Exceptions"), and will conform in all material respects to all statements relating thereto in the Prospectus; and, at the Closing Time, the Trust Agreement will have been duly qualified under the 1939 Act.

         (k) Authorization of Trust Common Securities. At the Closing Time, the Trust Common Securities will have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to AANAH against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, and at each Date of Delivery, if any, all of the issued and outstanding Trust Common Securities of the Trust will be directly owned by AANAH free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (l) Authorization of Trust Preferred Securities. At the Closing Time, the Trust Preferred Securities will have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration set forth in this Agreement, will be validly issued and (subject to the terms of the


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Trust Agreement) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Trust Agreement) holders of Trust Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

         (m) Authorization of Guarantees. At the Closing Time, each of the Guarantees will have been duly authorized by the Guarantor, and AANAH and the Trust, as initial holders, and, when validly executed and delivered (if applicable under applicable law) by the Guarantor, and AANAH and the Trust, as initial holders, and, assuming due authorization, execution and delivery of the Trust Guarantee by the Guarantee Trustee and by the Underwriters, as initial holders of the Trust Securities, and the due authorization, execution and delivery of the LLC Guarantee by the Guarantee Trustee, will each constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Guarantees will conform in all material respects to all statements relating thereto contained in the Prospectus and, at the Closing Time, will have been duly qualified under the 1939 Act.

         (n) Regular Trustees. Each of the Regular Trustees of the Trust is an employee or officer of, or affiliated with, AANAH. At the Closing Time, the Trust Agreement will have been duly executed and delivered by the Regular Trustees and will be a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

         (o) Authorization of the LLC Agreement. At the Closing Time, the LLC Agreement will have been duly authorized by AANAH and the Trust and, at the Closing Time, will have been duly executed and delivered by AANAH and the Trust, and will be a valid and legally binding obligation of each of AANAH and the Trust, enforceable against each of AANAH and the Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The LLC Agreement will conform in all material respects to the description thereof in the Prospectus and, at the Closing Time, will have been duly qualified under the 1939 Act.

         (p) Authorization of the LLC Common Securities. At the Closing Time, the LLC Common Securities will have been duly authorized by the LLC Agreement and, when issued and delivered by the LLC to AANAH against payment therefor as described in the Registration Statement and Prospectus, will


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be validly issued and (subject to the terms of the LLC Agreement) fully paid undivided beneficial interests in the assets of the LLC and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the LLC Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, and at each Date of Delivery, if any, all of the issued and outstanding LLC Common Securities of the LLC will be directly owned by AANAH free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (q) Authorization of LLC Preferred Securities. At the Closing Time, the LLC Preferred Securities will have been duly authorized by the LLC Agreement and, when issued and delivered pursuant to the LLC Agreement against payment of the consideration set forth therein, will be duly issued and fully paid and non-assessable, will be entitled to the benefits of the LLC Agreement and will conform to the description thereof in the Prospectus; the issuance of the LLC Preferred Securities is not subject to preemptive or other similar rights.

         (r) Authorization of the Contingent Guarantee. At the Closing Time, the Contingent Guarantee will have been duly authorized by the Guarantor and the LLC and, when validly executed and delivered (if applicable under applicable law) by the Guarantor and the LLC, and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and binding obligation of each of the Guarantor and the LLC, enforceable against each of the Guarantor and the LLC in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Contingent Guarantee will conform in all material respects to all statements relating thereto in the Prospectus and, at the Closing Time, will have been duly qualified under the 1939 Act.

         (s) Authorization of Intercompany Securities. At the Closing Time, the Initial Intercompany Securities will have been duly authorized by the Bank, and when validly executed and delivered to and paid for by the LLC, will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

         (t) Authorization of Perpetual Non-Cumulative Capital Securities. At the Closing Time, the Perpetual Non-Cumulative Capital Securities will have been duly authorized by the Bank, and when validly executed and delivered in exchange for corresponding Trust Preferred Securities, will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.


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         (u) Officer's Certificate. Any certificate signed by an officer of any of the ABN AMRO Parties or any of their subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the relevant ABN AMRO Parties to each Underwriter as to the matters covered thereby on the date of such certificate.

         Section 2. Sale and Delivery to Underwriters, Closing.

         (a) Offered Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the initial public offering price set forth in Schedule B, the number of Trust Preferred Securities set forth in Schedule A opposite the name of such Underwriter (the "Initial Offered Securities"), plus any additional number of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

         (b) Option Offered Securities. Subject to the terms and conditions herein set forth, the ABN AMRO Parties may grant, if so provided in Schedule B, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of additional Trust Preferred Securities to cover over-allotments, if any, set forth therein (the "Option Offered Securities") at a price set forth therein, less an amount equal to any distributions paid or payable on the Initial Offered Securities but not payable on the Option Offered Securities. Such option, if granted, will expire 30 days after the date of this Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Offered Securities upon notice by ABN AMRO Incorporated to the ABN AMRO Parties setting forth the number or aggregate principal amount, as the case may be, of Option Offered Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Offered Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by ABN AMRO Incorporated, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by ABN AMRO Incorporated and the ABN AMRO Parties. If the option is exercised as to all or any portion of the Option Offered Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Offered Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Offered Securities each such Underwriter has severally agreed to purchase as set forth on Schedule A bears to the total number or aggregate principal amount, as the case may be, of Initial Offered Securities, subject to such adjustments as ABN AMRO Incorporated in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Offered Securities.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Trust Preferred Securities shall be made at the offices of Davis Polk & Wardwell or at such other place as shall be agreed upon by the Representatives and the ABN AMRO Parties, at 9:00 a.m. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the ABN AMRO Parties (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Offered Securities, payment of the purchase price for, and delivery of such Option Offered Securities, shall be made at the above mentioned offices of Davis Polk & Wardwell, or at such other place as shall be agreed upon by ABN AMRO Incorporated and the ABN AMRO Parties, on the relevant Date of Delivery as specified in the notice from ABN AMRO Incorporated to the ABN AMRO Parties.

         Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the ABN AMRO Parties, against delivery to such persons designated by the Representatives for the respective accounts of the Underwriters of one or more certificates in global form for the Trust Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase.

         The purchase price per Trust Preferred Security to be paid by the several Underwriters for the Trust Preferred Securities shall be an amount equal to the initial public offering price as set forth in Schedule B. The initial public offering price per Trust Preferred Security shall be a fixed price to be determined by agreement between the Representatives and the ABN AMRO Parties. The initial public offering price and the purchase price, when so determined, shall be set forth in Schedule B.

         As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase LLC Preferred Securities, the proceeds of which will be invested in Initial Intercompany Securities, the Guarantor hereby agrees to pay at the Closing Time (and to any relevant Date of Delivery) to the

Representatives, for the accounts of the several Underwriters, a commission per Trust Preferred Security set forth on Schedule B.

         At the Closing Time (and at any relevant Date of Delivery), the Guarantor will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by wire transfer of immediately available funds to a bank account designated by the Representatives for the account of Underwriters.

         (d) Denominations; Registration. Certificates for the Trust Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before the Closing Time or the relevant Date of Delivery, as applicable. The Trust Preferred Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 9:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as applicable.

         Section 3. Covenants of the ABN AMRO Parties. The ABN AMRO Parties (other than AANAH) covenant with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The ABN AMRO Parties, subject to Section 3(b), will comply with the requirements of Rule 424(b) of the 1933 Act Regulations and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The ABN AMRO Parties will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. During the period when the Underwriters are required to deliver a prospectus with respect to the Offered Securities, the ABN AMRO Parties will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration

Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. Upon request by the Underwriters, the ABN AMRO Parties will furnished or deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (d) Delivery of Prospectuses. The ABN AMRO Parties have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the ABN AMRO Parties hereby consent to the use of such copies for purposes permitted by the 1933 Act. The ABN AMRO Parties will furnish to each Underwriter, without charge, during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

         (e) Continued Compliance with Securities Laws. The ABN AMRO Parties will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations with respect to the offer of the Offered Securities so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Trust Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the ABN AMRO Parties, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the ABN AMRO Parties will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the ABN AMRO Parties will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The ABN AMRO Parties will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the ABN AMRO Parties shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the ABN AMRO Parties will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (g) Rule 158. The ABN AMRO Parties will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The ABN AMRO Parties will use or cause to be used the net proceeds received from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Listing. The ABN AMRO Parties will use all reasonable efforts to effect the listing of the Trust Preferred Securities on the New York Stock Exchange and the Official Segment of Euronext Amsterdam N.V.'s Stock Market ("Euronext").

         (j) Restriction on Sale of Securities. Except as contemplated by this Agreement, during a period of 30 days from the date of the Prospectus, neither the Trust nor the LLC nor any other subsidiary of the Guarantor that is similar to the Trust or the LLC will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Trust Preferred Securities or any LLC Preferred Securities or any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or LLC Preferred Securities.

         (k) Reporting Requirements. The ABN AMRO Parties, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         Section 4. Offering by Underwriters. Each Underwriter represents and agrees that, prior to the publication of the advertisement as mentioned in
Article 47.7 of the Listing and Issuing Rules of Euronext Amsterdam N.V. (Fondsenreglement), it has not made and will not make any contractually binding offers (or solicitations of such offers) in respect of the Trust Preferred Securities to any individual or legal entity in The Netherlands, other than to individuals or legal entities, who or which trade or invest in securities in the conduct of a business or profession (which includes banks, firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organisations and treasuries and finance companies of large enterprises).

         Section 5. Payment of Expenses.

         (a) Expenses. The ABN AMRO Parties will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Securities (other than fees of counsel for the Underwriters related thereto), (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, (iv) the fees and disbursements of the ABN AMRO Parties' counsel, accountants, experts and other advisors, (v) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the TIA Trustees, including the reasonable fees and disbursements of counsel for the TIA Trustees, (viii) any fees payable in connection with the rating of the Trust Preferred Securities, (ix) the fees and expenses incurred in connection with the listing of the Trust Preferred Securities on the New York Stock Exchange and Euronext and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the

Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the ABN AMRO Parties shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 6. Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the ABN AMRO Parties contained in Section 1 hereof and in certificates of any officer of the ABN AMRO Parties or any subsidiary of the ABN AMRO Parties delivered pursuant to the provisions hereof, to the performance by each of the ABN AMRO Parties in all material respects of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time and at any relevant Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. Any prospectus required to be filed in accordance with Rule 424(b) shall have been filed with the Commission.

         (b) Opinion of Netherlands Counsel. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Clifford Chance Limited Liability Partnership, Netherlands counsel to the Guarantor, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit A. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the ABN AMRO Parties and certificates of public officials and may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

         (c) Opinion of U.S. Counsel for the ABN AMRO Parties. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Davis Polk & Wardwell, U.S. counsel to the ABN AMRO Parties, in form and substance reasonably satisfactory to counsel for the

Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the ABN AMRO Parties and certificates of public officials. Such opinion also may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

         (d) Opinion of Delaware Counsel for the ABN AMRO Parties. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., Delaware counsel to the ABN AMRO Parties, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect that:

                  (i) The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act.

                  (ii) Under the LLC Agreement and the Delaware LLC Act, the LLC has all necessary limited liability company power and authority to conduct its business as described in the Prospectus.

                  (iii) The LLC Preferred Securities issued to the Trust have been duly authorized and validly issued and, subject to the qualifications set forth in paragraph (iv) below, are fully paid and nonassessable limited liability company interests in the LLC.

                  (iv) The Trust, as a member of the LLC, shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise solely by reason of being a member of the LLC, except as the Trust may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to it.

                  (v) The provisions of the LLC Agreement, including the terms of the LLC Preferred Securities, are permitted under the Delaware LLC Act.

                  (vi) The LLC Agreement constitutes a legal, valid and binding agreement of AANAH and the Trust, and is enforceable against AANAH and the Trust, in accordance with its terms.

                  (vii) Under the LLC Agreement and the Delaware LLC Act, the LLC has all necessary limited liability company power and authority to execute and deliver the Underwriting Agreement and each of the

         Transaction Documents to which it is a party, and to perform its obligations thereunder.

                  (viii) Under the LLC Agreement and the Delaware LLC Act, the execution and delivery by the LLC of the Underwriting Agreement and each of the Transaction Documents to which it is a party, and the performance by the LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the LLC.

                  (ix) The issue and sale by the LLC of the LLC Preferred Securities to the Trust pursuant to the Underwriting Agreement and the LLC Agreement, and the performance by the LLC of its obligations under each of the Transaction Documents to which it is a party, will not violate (A) any Delaware statute, rule or regulation, or (B) the Certificate of Formation of the LLC, dated March 28, 2003 or the LLC Agreement.

                  (x) No consent, approval, authorization, order, registration, filing or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (A) the issuance and sale by the LLC of the LLC Preferred Securities to the Trust as contemplated by the Prospectus, or (B) the execution, delivery and performance by the LLC of the Underwriting Agreement or any of the Transaction Documents to which it is a party.

                  (xi) Under the LLC Agreement and the Delaware LLC Act, the issuance by the LLC of the LLC Preferred Securities is not subject to the preemptive purchase rights of any Person.

                  (xii) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Trust Act.

                  (xiii) Under the Trust Agreement and the Delaware Trust Act, the Trust has all necessary trust power and authority to conduct its business as described in the Prospectus.

                  (xiv) The provisions of the Trust Agreement, including the terms of the Trust Preferred Securities, are permitted under the Delaware Trust Act.

                  (xv) The Trust Agreement constitutes a legal, valid and binding agreement of the Guarantor, LaSalle Funding and the Trustees, and is enforceable against the Guarantor, LaSalle Funding and the Trustees, in accordance with its terms.

                  (xvi) The Trust Preferred Securities are duly authorized by the Trust Agreement and when authenticated, issued and delivered in accordance with the Trust Agreement, the Trust Preferred Securities will be duly and validly issued and, subject to the qualifications set forth in paragraph (xvii) below, fully paid and nonassessable interests in the Trust.

                  (xvii) The holders of Trust Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders may be obligated to make payments as set forth in Sections 10.02 and 10.08 of the Trust Agreement.

                  (xviii) Under the Trust Agreement and the Delaware Trust Act, the Trust has all necessary trust power and authority to execute and deliver the Underwriting Agreement and the Transaction Documents to which it is a party, and to perform its obligations thereunder.

                  (xix) Under the Trust Agreement and the Delaware Trust Act, the execution and delivery by the Trust of the Underwriting Agreement and the Transaction Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                  (xx) Under the Delaware Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to any preemptive purchase rights of any Person.

                  (xxi) No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or Delaware body is required solely in connection with (A) the issuance and sale by the Trust of the Preferred Securities to the holders as contemplated by the Prospectus, and (B) the execution, delivery and performance by the Trust of the Underwriting Agreement and the Transaction Documents to which it is a party.

         Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the ABN AMRO Parties and certificates of public officials. Such opinion may also contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

         (e) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing

Time, of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

         (f) Opinion of Counsel for the TIA Trustees. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, counsel for the TIA Trustees, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (g) Opinion of Netherlands Tax Counsel. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Clifford Chance Limited Liability Partnership, special Netherlands tax counsel to the ABN AMRO Parties, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters. Such opinion shall confirm Clifford Chance Limited Liability Partnership's opinion set forth in the Prospectus under the caption "Taxation - Netherlands Taxation" and that, subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption is an accurate summary of the Netherlands tax matters described therein.

         Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the ABN AMRO Parties and certificates of public officials. Such opinion may also contain other customary appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

         (h) Officers' Certificate. At the Closing Time (and at any relevant Date of Delivery), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the ABN AMRO Parties and their subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of officers of each of the ABN AMRO Parties, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the ABN AMRO Parties shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officer's knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (i) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young Accountants a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, including reports incorporated by reference therein.

         (j) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

         (k) Maintenance of Rating. At the Closing Time, the Trust Preferred Securities and the LLC Preferred Securities shall be rated at least "A2" by Moody's Investors Service and "A" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. , and the ABN AMRO Parties shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Trust Preferred Securities and the LLC Preferred Securities have such ratings. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the securities of any of the ABN AMRO Parties by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of any of the ABN AMRO Parties.

         (l) Approval of Listing. At the Closing Time, the Trust Preferred Securities shall have been approved for listing on the New York Stock Exchange and Euronext, subject only to official notice of issuance, and approved for settlement through The Depository Trust Company ("DTC"), Euroclear and Clearstream.

         (m) Over-Allotment Option. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Offered Securities, the representations and warranties of the ABN AMRO Parties contained herein and the statements in any certificates furnished by the ABN AMRO Parties hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) A certificate, dated such Date of Delivery, of officers of each of the ABN AMRO Parties, confirming that the certificate delivered at the Closing Time pursuant to Section 6(h) hereof remains true and correct as of such Date of Delivery.

                  (ii) The favorable opinion of Clifford Chance Limited Liability Partnership, Netherlands counsel to the Guarantor, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Offered Securities and otherwise to the same effect as the opinion required by Section 6(b) hereof.

                  (iii) The favorable opinion of Davis, Polk & Wardwell, U.S. counsel to the ABN AMRO Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Offered Securities and otherwise to the same effect as the opinion required by Section 6(c) hereof.

                  (iv) The favorable opinion of Richards, Layton & Finger, P.A., Delaware counsel to ABN AMRO Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Offered Securities and otherwise to the same effect as the opinion required by Section 6(d) hereof.

                  (v) The favorable opinion of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Offered Securities and otherwise to the same effect as the opinion required by Section 6(e) hereof.

                  (vi) The favorable opinion of Emmet, Marvin & Martin, counsel for the TIA Trustees, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Offered Securities and otherwise to the same effect as the opinion required by Section 6(f) hereof.

                  (vii) The favorable opinion of Clifford Chance Limited Liability Partnership, special Netherlands tax counsel to the ABN AMRO Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Offered Securities and otherwise to the same effect as the opinion required by Section 6(g) hereof.

                  (viii) A letter from Ernst & Young, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(i) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

                  (ix) Since the date of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the securities of any of the ABN AMRO Parties by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of any of the ABN AMRO Parties.

         (n) Additional Documents. At the Closing Time, and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the ABN AMRO Parties in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement (or, with respect to the Underwriters' exercise of any applicable over allotment option for the purchase of Option Offered Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Offered Securities on such Date of Delivery) may be terminated by the Representatives by notice to the ABN AMRO Parties at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

         Section 7. Indemnification.

         (a) Indemnification of Underwriters. The ABN AMRO Parties agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Guarantor; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

         provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the ABN AMRO Parties by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchased any of the Offered Securities which are the subject thereof if the ABN AMRO Parties shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) if so required by law at or prior to the written confirmation of the sale of such Offered Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the ABN AMRO Parties had previously furnished copies thereof to such Underwriter.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the ABN AMRO Parties, directors or Supervisory or Managing Board members or the equivalent of the ABN AMRO Parties, the Issuer Trustees of the Trust, each of the officers of the ABN AMRO Parties who signed the Registration Statement, and each person, if any, who controls any of the ABN AMRO Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the ABN AMRO Parties by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the ABN AMRO Parties, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any one firm of local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         Section 8. Contribution.

         If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the ABN AMRO Parties on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the ABN AMRO Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the ABN AMRO Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the ABN AMRO Parties and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.

         The relative fault of the ABN AMRO Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the ABN AMRO Parties or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The ABN AMRO Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director or Supervisory or Managing Board member or the equivalent of the ABN AMRO Parties, the Regular Trustees of the Trust, each officer of the ABN AMRO Parties who signed the Registration Statement, and each person, if any, who controls any of the ABN AMRO Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the ABN AMRO Parties. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

         Section 9. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the ABN AMRO Parties or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the ABN AMRO Parties, and shall survive delivery of the Trust Preferred Securities to the Underwriters.

         Section 10. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Guarantor or AANAH, at any time at or prior to the Closing Time or any relevant Date of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the ABN AMRO Parties and their subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, declaration by the United States or the Netherlands of a national emergency or war or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the ABN AMRO Parties has been suspended or materially limited by the Commission, the New York Stock Exchange, or Euronext or if trading generally on the American Stock Exchange or the New York Stock Exchange or Euronext or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York State, Illinois or Netherlands authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         Section 11. Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Trust Preferred Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the aggregate number of the Trust Preferred Securities to be purchased hereunder, this Agreement (or, with respect to the Underwriters' exercise of any applicable over allotment option for the purchase of Option Offered Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the ABN AMRO Parties to sell, such Option Offered Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the ABN AMRO Parties with respect to the related Option Offered Securities, as the case may be, either the Representatives or the Guarantor or AANAH shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         Section 12. Notices.

         All notices, requests, statements and other communications hereunder shall be in writing and shall be delivered or sent by mail, messenger or any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o ABN AMRO Incorporated, 55 E. 52nd Street, New York, New York 10055, Attention: Vincent Murray - Syndications (fax no.:
212-314-1475); and notices to the Guarantor shall be directed to ABN AMRO Holding N.V. at Foppingadreef 22, 1102 BS, Amsterdam, Attention: Group Asset and Liability Management, (fax no.: 31 20 383 4830), to AANAH, LaSalle Funding, LaSalle Bank, the Trust and the LLC shall be directed to AANAH, 135 S. LaSalle Street, Chicago, Il 60603, Attention: Chief Legal Officer, with copies to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention:
Margaret Tahyar, Esq. Any such notice, request, statement or communication shall be effective upon receipt thereof.

         Section 13. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, and the ABN AMRO Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the ABN AMRO Parties and their respective successors and the controlling persons and officers and directors and Supervisory and Managing Board members or the equivalent referred to in Sections 7 and 8 and Regular Trustees and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the ABN AMRO Parties and their respective successors, and said controlling persons and officers and directors and Supervisory and Managing Board members or the equivalent and Regular Trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 14. Governing Law and Jurisdiction.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         (b) Submission to Jurisdiction. Each of the Guarantor and the Bank irrevocably consents and agrees, for the benefit of each Underwriter, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and until amounts due and to become due in respect of the Offered Securities or otherwise under this Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its properties, assets and revenues. Service of process upon AANAH in any such action, suit or proceeding shall be deemed in every respect service of process upon the Guarantor and the Bank. The Guarantor and the Bank hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, except as otherwise provided for in the Transaction Documents, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in the United States Federal courts located in

The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

         (c) No Sovereign Immunity. To the extent that the Guarantor, the Bank or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Transaction Documents or the Offered Securities, the Guarantor and the Bank hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

         (d) Judgment Currency. The Guarantor and the Bank agree to indemnify the Underwriters against any loss incurred by the Underwriters, as a result of any judgment or order given or made for any amount due hereunder or under the Offered Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars (the "Obligation Currency"), and as a result of any variation as between (i) the rate of exchange at which the Obligation Currency amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which an Underwriter is able to purchase the Obligation Currency with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and the Bank and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. In determining the rate of exchange, any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency shall be taken into account.

         Section 15. Effect of Headings.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                                     * * *

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the ABN AMRO Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the ABN AMRO Parties in accordance with its terms.


                                     Very truly yours,


                                      ABN AMRO BANK N.V.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ABN AMRO HOLDING N.V.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ABN AMRO CAPITAL FUNDING TRUST VI

                                      By: LASALLE FUNDING LLC, as Depositor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      ABN AMRO CAPITAL FUNDING LLC VI

                                      By:  ABN AMRO NORTH AMERICA HOLDING
                                           COMPANY, as Sole Member

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      LASALLE FUNDING LLC

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      ABN AMRO NORTH AMERICA HOLDING COMPANY

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      LASALLE BANK CORPORATION

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED,
     as of the date first above written:


ABN AMRO INCORPORATED
ABN AMRO FINANCIAL SERVICES, INC.
     Acting severally on behalf of itself
     and as Representatives of the other
     Underwriters named in Schedule A hereto.

By:  ABN AMRO INCORPORATED

By:
    ----------------------------------
     Name:
           ---------------------------
     Title:
           ---------------------------

                                   SCHEDULE A


--------------------------------------------------------------------------------
     Name of Underwriter                   Number of Trust Preferred Securities
--------------------------------------------------------------------------------
ABN AMRO Incorporated                                    2,000,000
--------------------------------------------------------------------------------
ABN AMRO Financial Services, Inc.                        4,809,000
--------------------------------------------------------------------------------
Banc of America Securities LLC                             238,200
--------------------------------------------------------------------------------
Charles Schwab & Co., Inc.                                 238,200
--------------------------------------------------------------------------------
Raymond James & Associates, Inc.                           238,200
--------------------------------------------------------------------------------
U.S. Bancorp Piper Jaffray Inc.                            238,200
--------------------------------------------------------------------------------
Wells Fargo Securities, LLC                                238,200
--------------------------------------------------------------------------------

                                   SCHEDULE B

Final Terms and Conditions

Issuer: ABN AMRO Capital Funding Trust VI (the "Trust"), a Delaware statutory trust, is a direct wholly owned subsidiary of ABN AMRO North America Holding Company ("AANAH"), and is also an indirect wholly owned subsidiary of ABN AMRO Holding N.V. ("the Guarantor"). The sole assets of the Trust will be the LLC's Preferred Securities issued by ABN AMRO Capital Funding LLC V (the "LLC"). The LLC is organized as a limited liability company under the laws of the State of Delaware and is a direct wholly owned subsidiary of AANAH and an indirect wholly owned subsidiary of the Guarantor, and is the issuer of the LLC Preferred Securities. The sole assets of the LLC will be the Intercompany Securities to be issued by ABN AMRO Bank N.V. (the "Bank").

Guarantor:                           ABN AMRO Holding N.V., the holding company
                                     of the Bank, a public limited liability
                                     corporation organized under the laws of
                                     The Netherlands, and its successors.

Preferred Securities Ratings:        A2/A (Moody's/Standard & Poor's)

Pricing Date:                        September 25, 2003

Settlement Date:                     September 30, 2003

Maturity Date:                       Perpetual

Offer Price:                         $25.00 per Trust Preferred Security

Securities Offered:                  8,000,000 Noncumulative Guaranteed Trust
                                     Preferred Securities (the "Trust Preferred
                                     Securities")

Underwriting Fee:                    The Guarantor will pay a commission of
                                     $6,300,000 to the Underwriters.

Dividends:                           Dividends will be payable quarterly on the
                                     last day of September, December, March and June of each year commencing December 31, 2003, at a fixed rate per annum of 6.25% of the liquidation preference on a non-cumulative basis.

Additional Amounts:                  All payments in respect of the Trust
                                     Preferred Securities will be made without withholding or deduction for or on account of any relevant tax, unless the withholding or deduction of such relevant tax is required by law. In that event, the Trust will pay, as further dividends, such additional amounts as may be necessary in order that the net amounts received by the holders of the Trust Preferred Securities after such withholding or deduction will equal the amount which would have been received in respect of the Trust Preferred
                                     Securities in the absence of such
                                     withholding or deduction.

Optional Redemption:                 The Trust Preferred Securities will be
                                     redeemed in whole or in part upon the
                                     redemption of the LLC Preferred
                                     Securities. The LLC Preferred Securities may be redeemed with the prior approval of the Dutch Central Bank and the Guarantor at the option of the LLC on any dividend date occurring on or after September 30, 2008 at a redemption price equal to the liquidation preference plus any accumulated and unpaid Dividends.

Special Event Redemption:            The LLC will have the right to redeem in
                                     whole but not in part the LLC Preferred
                                     Securities, and consequently the Trust
                                     Preferred Securities upon the occurrence of a Capital Event, Tax Event, or
                                     Investment Company Event prior to
                                     September 30, 2008 at a redemption price equal to the liquidation preference plus any accumulated and unpaid Dividends. If an Investment Company Event occurs with respect to the LLC, the LLC preferred securities may be distributed to the holders of the trust preferred securities.
                                     If the LLC preferred securities are
                                     distributed, the Guarantor will use its
                                     commercially reasonable efforts to cause the LLC preferred securities to be listed on the New York Stock Exchange and
                                     Euronext or on such other national
                                     securities exchange or similar
                                     organization as the trust preferred
                                     securities are then listed or quoted.

Guarantee:                           The Guarantor will guarantee any payments
                                     with respect to Dividends and the
                                     Liquidation Preference of the Trust
                                     Preferred Securities and LLC Preferred
                                     Securities. The Guarantee constitutes an unsecured obligation of the Guarantor and will rank junior to all indebtedness of the Guarantor, pari passu with any parity guarantees and senior to its ordinary shares.

Regulatory Event:                    If a Regulatory Event occurs, then the
                                     Trust Preferred Securities issued by the Trust will be exchanged for perpetual, non-cumulative capital securities of ABN
                                     AMRO Bank N.V. A Regulatory Event occurs when the Bank is notified by the regulator to the effect that at any Initial
                                     Intercompany Security interest payment
                                     date, the Bank's capital adequacy ratio
                                     would, after such payment of such
                                     interest, be less than the minimum capital adequacy requirements as then applied and enforced by the regulator.

Use of Proceeds:                     All of the proceeds from the sale of the
                                     Trust Preferred Securities will be
                                     invested by the Trust in the LLC Preferred
                                     Securities. The LLC will use the funds
                                     from the sale of the LLC Preferred
                                     Securities, together with funds
                                     contributed by ABN AMRO North America
                                     Holding Company, in return for the LLC
                                     Common Securities, to make an investment in the Initial Intercompany Securities issued by ABN AMRO Bank N.V. (the "Bank").
                                     The Bank will use the proceeds from the
                                     sale of the Initial Intercompany
                                     Securities for general corporate purposes.

Greenshoe Option:                    The underwriters may purchase up to an
                                     additional 1,200,000 trust preferred
                                     securities (15% of the total trust
                                     preferred securities offered) at the
                                     public offering price solely to cover
                                     over-allotments within 30 days. If the
                                     underwriters exercise this option in whole or in part, ABN AMRO Holding N.V. will pay underwriting commissions as set forth above.

Listing: New York Stock Exchange and the Official Segment of the stock market of Euronext Amsterdam N.V.

DRD Eligible:                        No

CUSIP:                               00080V203

ISIN:                                US00080V2034

Listing:                             NYSE

                                   Exhibit A

         Form of Opinion of Clifford Chance Limited Liability Partnership

1.1      Corporate Status, Power and Capacity

1.1.1 Holding is registered as: (i) a public limited liability company (naamloze vennootschap), (ii) incorporated on 30 May 1990 and (iii) validly existing under the laws of The Netherlands.

         Bank is registered as: (i) a public limited liability company (naamloze vennootschap), (ii) incorporated on 7 February 1825 and
         (iii) validly existing under the laws of The Netherlands.

         The Companies have:

the corporate power and corporate capacity to execute the Documents to which they are expressed to be a party, (in respect of Bank) to create and issue the Intercompany Securities and to undertake and perform the obligations expressed to be assumed by the Companies therein; and

taken all internal corporate action required by the Articles of Association and by Dutch corporate law to approve and to authorise the same.

1.1.2 The court registry of the Civil Law Section (Sector Civiel Recht) of the Court of first instance (Rechtbank) of Amsterdam has confirmed to us by telephone at the time and date hereof that the Companies have not been declared bankrupt (failliet) and have not been made the subject of Special Measures at the time and the date hereof.

1.1.3 The Chamber has confirmed to us by telephone on the time and date hereof that:

         (a) the Companies have not registered a voluntary winding-up resolution;

         (b) such Chamber is not itself taking any steps to have the Companies dissolved;

         (c) it has not registered an order placing any assets of the Companies under administration (onderbewindstelling); and

         (d) there is no registration of any order by the Court of first instance (Rechtbank) for the dissolution (ontbinding en vereffening) of the Companies.

1.1.4 The searches and enquiries referred to above do not determine conclusively whether or not the matters or events enquired after have occurred or not. There is no formal register of judgments, declarations or orders referred to in paragraph 1.1.2 or 1.1.3 (c) or
         (d) above.

1.2      Execution of Intercompany Securities and other Documents

1.2.1 When any Intercompany Securities are duly executed on behalf of Bank in the manner set out in such counsel's opinion and completed, authenticated, delivered and paid for in accordance with the terms of the Documents, such Intercompany Securities have been validly executed by Bank and constitute the valid and legally binding obligations of Bank enforceable against it in accordance with their terms.

1.2.2 Each of the other Documents to which it is expressed to be a party, when executed by all parties thereto and on behalf of the Companies in the manner set out in such counsel's opinion, has been validly executed and delivered on behalf of the Companies and constitutes the valid and legally binding obligations of the Companies enforceable against them in accordance with their respective terms.

1.3      Authorisations, Consents and Approvals

         No authorisations, consents or approvals of, and no licence or order of, any court, governmental agency or body of The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

         (i) the creation, issue and offering of the Intercompany Securities in or from The Netherlands;

         (ii) the execution by the Companies of the Documents to which they are expressed to be a party and the performance of their respective obligations thereunder; or

         (iii) the payment by the Companies, when due, of all sums which they may be liable to pay in respect of the Intercompany Securities or under the other Documents to which they are expressed to be a party in the currency in which they are stated to be payable.

1.4      Conflict with Laws or Articles of Association

         In themselves, none of the matters referred in paragraphs 1.3 (i) through (iii) conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

         (i)      the Articles of Association; or

         (ii) any law or generally applicable regulation of The Netherlands to which the Companies are subject,

         which would make the Documents, or parts thereof, null or void or subject to avoidance or nullification in The Netherlands.

1.5      Qualification to do Business

         It is not necessary under the laws of The Netherlands (a) in order to enable any party thereto (other than the Companies) to enforce its rights under the Documents or (b) by reason of the execution of the Documents or the performance by it of its obligations thereunder, that any party thereto (other than the Companies) should be licensed, qualified or otherwise entitled to carry on business in The Netherlands.

1.6      Filings and Registrations

         It is not necessary under the laws of The Netherlands to notarise, file, register or otherwise record in any public office or elsewhere the Documents, or to comply with any other formality in relation thereto in order to ensure the validity, effectiveness, enforceability or admissibility in evidence of the Documents or any other documents relating thereto. However the Companies are obliged to comply with (a) all reporting obligations to DNB under the ASCS and (b) all notification, reporting and registration requirements of DNB in connection with the issue of the Intercompany Securities and all payments in respect of the Documents to or from non-residents of The Netherlands in accordance with the General Reporting Instructions 2003 (Rapportagevoorschriften betalingsbalansrapportages 2003) issued by DNB pursuant to the External Financial Relations Act 1994 (Wet financiele betrekkingen buitenland 1994), although a failure to perform any of the foregoing formalities should not adversely affect the validity, effectiveness, enforceability or admissibility in evidence of the Documents or any payment made or to be made thereunder.

1.7      Submission to Jurisdiction

1.7.1 The submission by the Companies to the jurisdiction of (a) the courts of the State of New York with regard to any proceedings arising out of or in relation to the Documents (other than the Dutch Documents) and
         (b) the courts of The Netherlands with regard to any proceedings arising out of or in relation to the Dutch Documents, is valid and binding upon the Companies.

1.7.2 Notwithstanding a contractual provision to the contrary, however, the competent court in The Netherlands may assume jurisdiction (i) pursuant to Article 254 of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) in urgent matters, when, in view of the interests of the parties, provisional measures are required, or
         (ii) to allow provisional measures for the duration of the litigation at the request of each party to pending litigation pursuant to Article 223 of the Dutch Code of Civil Procedure. Furthermore, notwithstanding any contractual provision to the contrary, jurisdiction of Dutch courts may arise in the context of an attachment against the Companies or any of their respective assets.

1.8      Enforceability of Foreign Judgments in The Netherlands

1.8.1 In the absence of an applicable treaty or convention providing for the recognition and enforcement of judgements in civil and commercial matters which is binding in The Netherlands, a judgement rendered by a foreign court against the Companies in an action instituted in the manner contemplated by the relevant instrument based on one or more of the Documents (other than the Dutch Documents) will not be recognised and enforced by the courts of The Netherlands.

1.8.2 In order to obtain a judgement that is enforceable against the Companies, it will be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgement rendered by the foreign court in the course of such proceedings, in which case the Netherlands courts may give such effect to the foreign judgement as it deems appropriate. There are no treaties between The Netherlands and the United States of America on the recognition and enforcement of civil or commercial judgements. However, according to current practice, based upon case law, Netherlands courts will in all probability recognise, give "res juridicata" to and render a judgement in accordance with a foreign judgement if and to the extent that the following conditions are met:

         (i) the foreign court rendering the judgement has jurisdiction over the matter on internationally accepted grounds (e.g. if the parties have agreed, for example in a contract, to submit their disputes to the foreign court) and has conducted the proceedings in accordance with generally accepted principles of fair trial (e.g. after proper service of process);

         (ii)     the foreign judgement is final and definitive; and

         (iii) such recognition is not in conflict with Netherlands policy (i.e. a fundamental principle of Netherlands law) or an existing Netherlands judgement.

1.9      Choice of Law

         The courts of The Netherlands will observe and give effect to the choice of the laws of (a) the State of New York as the law governing the Documents (other than the Dutch Documents) and (b) The Netherlands as the law governing the Dutch Documents in any proceedings in relation such documents but when applying New York State law as the law governing the Documents (other than the Dutch Documents), the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the "Rome Convention"):

         (i) may give effect to the mandatory rules of law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the Documents (article 7(1) Rome Convention);

         (ii) will apply the law of The Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Documents (article 7(2) Rome Convention);

         (iii) may refuse to apply New York State law if such application is manifestly incompatible with the public policy of The Netherlands (article 16 Rome Convention); and

         (iv) shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) Rome Convention).

1.10     Guarantee Agreements

1.10.1 As the Trust Guarantee Agreement and the LLC Guarantee Agreement (the "Guarantee Agreements") by their terms are guarantees for the benefit of each Holder from time to time of a Trust Security or an LLC Preferred Security, as the case may be, and contain a provision to the effect that no rights thereunder shall exist for a Holder or former Holder other than those of such Holder with respect to the Trust Securities or LLC Preferred Security held by him, it is our view that the rights of a Holder under the Dutch Security, with respect to a Trust Security or an LLC Preferred Security, as the case may be, that is transferred to a subsequent Holder, will be transferred as a matter of law to that subsequent Holder, pursuant to section 6:251 of the Netherlands Civil Code. It should be noted, however, that we are not aware of any legal precedent concerning such a transfer or of any legal writer specifically addressing this issue. Furthermore, section 6:251 of the Netherlands Civil Code is not applicable in the case of a transfer of a Trust Security or an LLC Preferred Security as a consequence of a general transfer (onder algemene titel) of assets of a Holder (such as may be the case inter alia upon a legal merger or upon a person's death). In that case the rules applicable to such general transfer should decide as to the effects of such transfer on the rights under the Guarantee Agreements.

1.10.2 In addition to a transfer under section 6:251 of the Netherlands Civil Code a subsequent Holder of a Trust Security or an LLC Preferred Security, as the case may be, may, as long as the agreements pursuant to which the Guarantee Agreements are created continue unaltered, become entitled to the rights under the Guarantee Agreements with respect to that Trust Security or an LLC Preferred Security, as the case may be, by accepting the third party beneficiary right (derdenbeding) set forth in Section 5.09 of the Guarantee Agreements. As the third party beneficiary right is irrevocable and without consideration for the subsequent Holder pursuant to Section 5.09 of the Guarantee Agreements, such subsequent Holder is under section 6:253 sub paragraph 4 of the Netherlands Civil Code deemed to have accepted such right, if he has become aware of the right and has not immediately rejected it. It should be noted that acceptance by a subsequent Holder of a Trust Security or an LLC Preferred Security, as the case may be, of the rights under the Guarantee Agreements after Holding has been declared bankrupt or become subject to Special Measures or otherwise has lost the legal capacity to enter into an agreement with the subsequent Holder will not be effective.

1.11     Taxation

         We hereby confirm the opinion set forth in the Prospectus Supplement under the caption "Taxation-Netherlands Taxation". The discussion set forth in the Prospectus Supplement under such caption is an accurate summary of the Netherlands tax matters described therein.

                                   Exhibit B

                    Form of Opinion of Davis Polk & Wardell


1. Assuming the due authorization, execution and delivery by the parties thereto, each of the Trust Guarantee, the LLC Guarantee, the Trust Agreement and the LLC Agreement have been qualified under the 1939 Act;

2. None of ABN AMRO Parties is, or after giving effect to the offering and sale of the Offered Securities and the application of the proceeds therefrom as described in the Prospectus, will be required to register as an "investment company" under the 1940 Act;

3. No consent, approval, registration, filing, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York state law that in our experience is normally applicable in relation to transactions of the type contemplated by the Underwriting Agreement, is required for the performance by the ABN AMRO Parties of their obligations under the Underwriting Agreement except such as have been obtained and such as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Offered Securities;

4. The performance by the ABN AMRO Parties of their respective obligations under the Underwriting Agreement and the Transaction Documents will not contravene any statute of the State of New York or the United States, or any order, rule or regulation of any governmental agency or body of the United States or the State of New York that in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Transaction Documents;

5. Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor and the Bank insofar as Dutch law is concerned, the Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor, the Bank and AANAH and is a valid and binding agreement of each of the Guarantor, the Bank and AANAH, except as rights to indemnity and contribution thereunder may be limited by applicable law;

6. Assuming each of the Services Agreement, the Intercompany Securities, the Trust Agreement and the LLC Agreement has been duly authorized, executed and delivered by the Guarantor insofar as Dutch law is concerned, each of them has been duly authorized, executed and delivered by the ABN AMRO

     Parties and is a valid and binding agreement of each of the ABN AMRO Parties, enforceable against each of the ABN AMRO Parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

7. To the best of our knowledge, there is no pending or threatened action, suit or proceeding before any New York or federal court or governmental agency, authority or body involving the ABN AMRO Parties or any of their subsidiaries of a character required to be disclosed in the Prospectus that is not adequately disclosed as required;

8. Assuming each of the Trust Guarantee, the LLC Guarantee and the Contingent Guarantee (together with the Trust Securities Guarantee and the Company Preferred Securities Guarantee, the "Guarantees") has been duly authorized, executed and delivered by the Guarantor insofar as Dutch law is concerned, Sections 3 and 4 of the Guarantees each constitute a valid and binding agreement of Holding, enforceable against Holding in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

9. Assuming the due authorization, execution and delivery by the parties thereto, the Perpetual Non-Cumulative Capital Securities will constitute a valid and binding agreement of each ABN AMRO Party thereto, enforceable against such ABN AMRO Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

10. We have considered the statements included in the Prospectus under the captions "Taxation-U.S. Taxation," "Prospectus Summary--The Trust," "Prospectus Summary--The LLC," "Prospectus Summary--The Formation," "Prospectus Summary --The Offering," "ABN AMRO Capital Funding Trust V," "ABN AMRO Capital Funding LLC V," "Description of the Trust Securities," "Description of the Perpetual Non-cumulative Capital Securities," "Description of the LLC Securities," "Description of the Guarantees and the

     Contingent Guarantee," "Description of the Initial Intercompany Securities" and "Certain ERISA Considerations". In our opinion, in each case insofar as such statements constitute a summary of the legal matters or documents referred to therein, such statements fairly present in all material respects such legal matters or documents and insofar as such statements purport to summarize certain federal income tax laws of the United States, such statements constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Trust Preferred Securities.

     We have not ourselves checked the accuracy or completeness of, or otherwise verified the information furnished with respect to, other matters in the Registration Statement or the Prospectus, but we have generally reviewed and discussed with certain officers and employees of, and Dutch counsel and independent accountants for, the ABN AMRO Parties and with representatives of the Underwriters and counsel for the Underwriters the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check and verification, except as stated, (1) the Registration Statement and the Prospectus (except for financial statements and other financial and statistical data included or incorporated by reference therein and the related Form T-1s filed on Form 305B2, as to which we do not express any belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, (2) nothing has come to our attention that has caused us to believe that (except for financial statements and other financial and statistical data included or incorporated by reference therein and the related Form T-1s filed on Form 305B2, as to which we do not express any belief) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, in each case as of its date and as of the date hereof, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (3) the documents incorporated by reference in the Prospectus (except for financial statements and other financial and statistical data included therein, as to which we do not express any belief) comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. For purposes of clauses
(1), (2) and (3) of this paragraph, the term "financial data" includes, without limitation, the data required to be included in the Registration Statement and Prospectus under the Act by Guide 3, Statistical Disclosure by Bank Holding Companies.

                                   Exhibit C

                   Form of Opinion of Emmet, Marvin & Martin

     1. BNY Midwest Trust Company, as Property Trustee, Guarantee Trustee and Manager Trustee (collectively, the "BNY Trustee"), is an Illinois trust company organized and validly existing and in good standing under the laws of Illinois and is authorized and qualified to accept the trusts imposed by the Trust Agreement and to act as Property Trustee under the Trust Agreement for the Trust Preferred Securities.

     2. Each of the Transaction Documents has been duly authorized, executed and delivered by the BNY Trustee.



                                      C-1